SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 19, 2003

HARVARD BIOSCIENCE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-31923	04-3306140
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

84 October Hill Road, Holliston, MA 01746-1371

(Address of principal executive offices and zip code)

(508) 893-8999

(Registrant’s telephone number, including area code)

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws.  Reliance should not be placed on forward-looking statements because they involve known and unknown risks and uncertainties which may cause the actual results, performance, and achievements of HBIO to differ materially from the anticipated future results, performance and achievements that are expressed or implied by such forward-looking statements.  Additional information concerning these risks and uncertainties is contained in the section entitled “Important Factors That May Affect Future Operating Results” of HBIO’s Annual Report on Form 10-K for the year ended December 31, 2002, and in HBIO’s other public filings.  HBIO disclaims any obligation to update any of the forward-looking statements contained herein to reflect future developments or events.

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS.

On September 19, 2003, Genomic Solutions Inc. (“Genomic Solutions”), a Delaware corporation and wholly-owned subsidiary of Harvard Bioscience, Inc., a Delaware corporation (“HBIO”), completed its acquisition of substantially all of the assets of BioRobotics Limited, a corporation formed under the laws of England and Wales and BioRobotics Group Limited, a corporation formed under the laws of England and Wales (collectively “BioRobotics”).  The acquisition was consummated pursuant to an Asset Purchase Agreement, dated September 19, 2003, by and among Genomic Solutions Acquisitions Limited, a corporation formed under the laws of England and Wales and an affiliate of Genomic Solutions, BioRobotics and Matrix Technologies Corporation, a Delaware corporation and affiliate of BioRobotics (the “Purchase Agreement”).

The purchase price for the BioRobotics assets was approximately $3.2 million, which was paid partly in cash and partly in the assumption of certain limited liabilities.  The amount of the purchase price was determined pursuant to the Purchase Agreement. HBIO funded the acquisition using general working capital.  The acquisition will be accounted for as a purchase transaction for accounting purposes.

Genomic Solutions deposited $250,000 of the purchase price directly into an escrow account to secure the indemnification obligations of BioRobotics under the Purchase Agreement.  The escrowed amount will be held for 9 months following the closing date.

Prior to the acquisition, BioRobotics designed, developed, manufactured and distributed life science instrumentation for DNA microarray manufacturing and colony picking. Genomic Solutions intends to continue to use the assets it acquired in the transaction for this purpose.  The Purchase Agreement, including the purchase price, was negotiated at arm’s length between Genomic Solutions and BioRobotics.  None of Genomic Solutions, HBIO or any director or officer of Genomic Solutions or HBIO was affiliated with or had a material relationship with BioRobotics.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.  A copy of the press release announcing the consummation of the acquisition is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

	(a)	Financial Statements of the Business Acquired.

The financial statements of BioRobotics required to be filed as part of this report will be filed by HBIO by amendment to this report as soon as practicable, but not later than December 5, 2003.

	(b)	Pro Forma Financial Information.

The pro forma financial information required to be filed as part of this report will be filed by HBIO by amendment to this report as soon as practicable, but not later than December 5, 2003.

	(c)	Exhibits.

2.1

Asset Purchase Agreement, dated as of September 19, 2003, by and among Genomic Solutions Acquisitions Limited (Company No. 3456740), a corporation formed under the laws of England and Wales (“Purchaser”), BioRobotics Limited (Company No. 2708542), a corporation formed under the laws of England and Wales (“BL”), BioRobotics Group Limited (Company No.  3880007), a corporation formed under the laws of England and Wales (“BGL”; BL and BGL, together, “Seller”), and Matrix Technologies Corporation, a Delaware corporation and affiliate of Seller.*

	99.1	Release dated September 19, 2003.

* The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  HBIO will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2003	HARVARD BIOSCIENCE, INC.

	By:	/s/ Susan Luscinski
Susan Luscinski
Chief Financial Officer

EXHIBIT INDEX

2.1

Asset Purchase Agreement, dated as of September 19, 2003, by and among Genomic Solutions Acquisitions Limited (Company No. 3456740), a corporation formed under the laws of England and Wales (“Purchaser”), BioRobotics Limited (Company No. 2708542), a corporation formed under the laws of England and Wales (“BL”), BioRobotics Group Limited (Company No.  3880007), a corporation formed under the laws of England and Wales (“BGL”; BL and BGL, together, “Seller”), and Matrix Technologies Corporation, a Delaware corporation and affiliate of Seller.*

99.1	Press Release dated September 19, 2003.

*The exhibits and schedules to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  HBIO will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.